Exhibit 3.2

                                     BY-LAWS
                                       OF
                       MEDIWARE INFORMATION SYSTEMS, INC.
                        (Restated as of October 15, 1996)


                                    ARTICLE I

                                     OFFICES

                  The offices of the Corporation shall be located in the town of Melville, Suffolk County, and the State of New York. The Corporation may also maintain offices at such other places within or without the United States as the Board of Directors may, from time to time, determine.


                                   ARTICLE II

                             MEETING OF SHAREHOLDERS

                  Section 1. Annual Meetings. The annual meeting of the shareholders of the Corporation shall be held on the fourth Wednesday of April or, if it be a legal holiday, then on the next succeeding day not a legal holiday, for the purpose of electing directors and transacting such other business as may properly come before the meeting.

                  Section 2. Special Meetings. Special meetings of the shareholders may be called at any time by the Board of Directors or by the President, and shall be called by the President or the Secretary at the written request of the holders of ten percent (10%) of the shares then outstanding and entitled to vote thereat, or as otherwise required under the provisions of the Business Corporation Law.

                  Section 3. Place of Meetings. All meetings of shareholders shall be held at the principal office of the Corporation, or at such other places within or without the State of New York as shall be designated in the notices or waivers of notice of such meetings.

                  Section 4.  Notice of  Meetings.  (a)  Written  notice of each meeting of shareholders, whether annual or special, stating the time when and place where it is to be held, shall be served either personally or by mail, not less than ten nor more than fifty days before the meeting, upon each shareholder of record entitled to vote at such meeting, and to any other shareholder to whom the giving of notice may be required by law. Notice of a special meeting shall also state the purpose or purposes for which the meeting is called, and shall indicate that it is being issued by, or at the direction of, the person or persons calling the meeting. If, at any meeting, action is proposed to be taken
that  would,  if  taken,   entitle  shareholders  to  receive   payment  for

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



their shares pursuant to the Business Corporation Law, the notice of such meeting shall include a statement of that purpose and to that effect. If mailed, such notice shall be directed to each such shareholder at his address, as it appears on the records of the shareholders of the Corporation, unless he shall have previously filed with the Secretary of the Corporation a written request that notices intended for him be mailed to some other address, in which case, it shall be mailed to the address designated in such request.

                  (b) Notice of any meeting need not be given to any shareholder who attends such meeting, in person or by proxy, or to any shareholder who, in person or by proxy, submits a signed waiver of notice either before or after such meeting. Notice of any adjourned meeting of shareholders need not be given, unless otherwise required by statute.

                  Section 5. Quorum. (a) Except as otherwise provided herein, or by statute, or in the Certificate of Incorporation (such Certificate and any amendments thereof being hereinafter collectively referred to as the
"Certificate of Incorporation"), at all meetings of shareholders of the Corporation, the presence at the commencement of such meetings in person or by proxy of shareholders holding of record a majority of the total number of shares of the Corporation then issued and outstanding and entitled to vote, shall be necessary and sufficient to constitute a quorum for the transaction of any business. The withdrawal of any shareholder after the commencement of a meeting shall have no effect on the existence of a quorum after a quorum has been established at such meeting.

                  (b) Despite the absence of a quorum at any annual or special meeting of shareholders, the shareholders, by a majority of the votes cast by the holders of shares entitled to vote thereon, may adjourn the meeting. At any such adjourned meeting at which a quorum is present, any business may be transacted which might have been transacted at the meeting as originally called if a quorum had been present.

                  Section 6. Voting. (a) Except as otherwise provided by statute or by the Certificate of Incorporation, any corporate action, other than the election of directors, to be taken by vote of the shareholders, shall be authorized by a majority of votes cast at a meeting of shareholders by the holders of shares entitled to vote thereon.

                  (b) Except as otherwise provided by statute or by the Certificate of Incorporation, at each meeting of shareholders, each holder of record of stock of the Corporation entitled to vote thereat shall be entitled to one vote for each share of stock registered in his name on the books of the Corporation.

                  (c) Each shareholder entitled to vote or to express consent or dissent without a meeting, may do so by proxy; provided, however, that the

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instrument  authorizing such proxy to act shall have been executed in writing by the shareholder himself, or by his attorney-in-fact thereunto duly authorized in writing. No proxy shall be valid after the expiration of eleven months from the date of its execution, unless the person executing it shall have specified therein the length of time it is to continue in force. Such instrument shall be exhibited to the Secretary at the meeting.

                  (d) Any resolution in writing, signed by all of the shareholders entitled to vote thereon, shall be and constitute action by such shareholders to the effect therein expressed, with the same force and effect as if the same had been duly passed by unanimous vote at a duly called meeting of shareholders.


                                   ARTICLE III

                               BOARD OF DIRECTORS

                  Section 1. Number, Election and Term of Office. (a) The business of the Corporation shall be managed under the direction of its Board of Directors, which shall consist of not less than nine Directors. The Directors of the Corporation shall be divided into three classes, designated Class I, Class II and Class III. All classes shall be as nearly equal in number as possible, but each class shall consist of at least three Direc- tors.

                  (b) The terms of office of the Directors initially classified shall be as follows: at the annual meeting of shareholders on January 17, 1992, Class I Directors shall be elected for a one-year term expiring at the next succeeding annual meeting of shareholders, Class II Directors for a two-year term expiring at the second succeeding annual meeting of shareholders and Class III Directors for a three-year term expiring at the third succeeding annual meeting of shareholders. At each annual meeting of shareholders after the January 17, 1992 annual meeting, Directors so classified who are elected to replace those whose terms expire at each such annual meeting shall be elected to hold office for a three-year term until the third succeeding annual meeting following such Director's election. Each Director so classified shall hold office until the annual meeting at which his term expires and until his successor has been elected and qualified.

                  Section 2. Duties and Powers. The Board of Directors shall be responsible for the control and management of the affairs, property and interests of the Corporation, and may exercise all powers of the Corporation, except as are in the Certificate of Incorporation or by statute expressly conferred upon or reserved to the shareholders.


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                  Section 3.  Annual and Regular Meetings; Notice. (a) A regular annual meeting of the Board of Directors shall be held immediately following the annual meeting of the shareholders, at the place of such annual meeting of shareholders.

                  (b) The Board of Directors, from time to time, may provide by resolution for the holding of other regular meetings of the Board of Directors, and may fix the time and place thereof.

                  (c) Notice of any regular meeting of the Board of Directors shall not be required to be given and, if given, need not specify the purpose of the meeting; provided, however, that in case the Board of Directors shall fix or change the time or place of any regular meeting, notice of such action shall be given to each director who shall not have been present at the meeting at which such action was taken within the time limited, and in the manner set forth in paragraph (b) of Section 4 of this Article III, with respect to special meetings, unless such notice shall be waived in the manner set forth in paragraph (c) of such Section 4.

                  Section 4. Special Meetings; Notice. (a) Special meetings of the Board of Directors shall be held whenever called by the President or by one of the directors, at such time and place as may be specified in the respective notices or waivers of notice thereof.

                  (b) Notice of special meetings shall be mailed directly to each director, addressed to him at his residence or usual place of business, at least two (2) days before the day on which the meeting is to be held, or shall be sent to him at such place by telegram, radio or cable, or shall be delivered to him personally or given to him orally, not later than the day before the day on which the meeting is to be held. A notice, or waiver of notice, except as required by Section 8 of this Article III, need not specify the purpose of the meeting.

                  (c) Notice of any special meeting shall not be required to be given to any director who shall attend such meeting without protesting prior thereto or at its commencement, the lack of notice to him, or who submits a signed waiver of notice, whether before or after the meeting.

                  Section 5. Chairman. At all meetings of the Board of Directors, the Chairman of the Board, if any and if present, shall preside. If there shall be no Chairman, or he shall be absent, then the President shall preside, and in his absence, a Chairman chosen by the directors shall preside.

                  Section 6. Quorum and Adjournments. (a) At all meetings of the Board of Directors, the presence of a majority of the entire Board shall be necessary and sufficient to constitute a quorum for the transaction of business, except as otherwise provided by law, by the Certificate of Incorporation, or by these By-Laws.

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






                  (b) A majority of the directors present at the time and place of any regular or special meeting, although less than a quorum, may adjourn the same from time to time without notice.

                  Section 7. Manner of Acting. (a) At all meetings of the Board of Directors, each director present shall have one vote, irrespective of the number of shares of stock, if any, which he may hold.

                  (b) Except as otherwise provided by statute, by the Certificate of Incorporation, or by these By-Laws, the action of a majority of the directors present at any meeting at which a quorum is present shall be the act of the Board of Directors.

                  Section 8. Vacancies.  Newly created  directorships  resulting from an increase in the number of Directors and vacancies occurring on the Board of Directors for any reason may be filled by vote of the Directors (including a majority of Directors then in office if less than a quorum exists), provided, however, that if the number of Directors is changed, (i) any newly created directorships or any decrease in directorships shall be apportioned by the Board among the classes so as to make all classes as nearly equal as possible, and
(ii) when the number of Directors is increased by the Board and any newly created directorships are filled by the Board, there shall be no classification of the additional Directors until the next annual meeting of shareholders. Any Director elected by the Board to fill a newly created directorship shall hold office until the next annual meeting of shareholders and until his successor, classified in accordance with Section 1 of this Article III, has been elected and qualified. Any Director elected to fill a vacancy of an existing
directorship   shall  hold  office  for  the  remainder  of  the  term  of  that directorship. No decrease in the number of Directors constituting the Board shall shorten the term of any incumbent Director.

                  Section 9. Resignation. Any director may resign at any time by giving written notice to the Board of Directors, the President or the Secretary of the Corporation. Unless otherwise specified in such written notice, such resignation shall take effect upon receipt thereof by the Board of Directors or such officer, and the acceptance of such resignation shall not be necessary to make it effective.

                  Section 10. Removal of Directors. Except as otherwise provided in the Certificate of Incorporation or in these By-Laws, any director may be removed, but only for cause, at any time, by the affirmative vote of the holders of a majority of the outstanding shares of stock entitled to vote for the election of directors of the Corporation at a meeting of the shareholders called
and    held   for  that  purpose.   Directors   may   also   be   removed,

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



but only for cause, by a majority vote of the entire Board of Directors.

                  Section 11. Salary. No stated salary shall be paid to directors, as such, for their services, but by resolution of the Board of Directors a fixed sum and expenses of attendance, if any, may be allowed for attendance at each regular or special meeting of the Board; provided, however, that nothing herein contained shall be construed to preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

                  Section 12. Committees. The Board of Directors, by resolution adopted by a majority of the entire Board, may from time to time designate from among its members an executive committee and such other committees, and alternate members thereof, as they may deem desirable, each consisting of three or more members, with such powers and authority (to the extent permitted by law) as may be provided in such resolution. Each such committee shall serve at the pleasure of the Board.

                  Section 13. Meetings by Conference Telephone. Members of the Board of Directors may participate in a meeting of the Board by means of conference telephone or similar communications equipment allowing all persons participating in the meeting to hear each other at the same time. Participation by such means shall constitute presence in person at a meeting.


                                   ARTICLE IV

                                    OFFICERS

                  Section 1. Number, Qualifications, Election and Term of Office. (a) The officers of the Corporation shall consist of a President, a Secretary, a Treasurer, and such other officers, including a Chairman of the Board of Directors, and one or more Vice Presidents, as the Board of Directors may from time to time deem advisable. Any officer other than the Chairman of the Board of Directors may be, but is not required to be, a director of the Corporation. Any two or more offices, except the offices of the President and Secretary, may be held by the same person.

                  (b) The officers of the Corporation shall be elected by the Board of Directors at the regular annual meeting of the Board following the annual meeting of shareholders.

                  (c) Each officer shall hold office until the annual meeting of the Board of Directors next succeeding his election, and until his successor shall have been elected and qualified, or until his death, resignation or removal.

                  Section 2. Resignation. Any officer may resign at any time by giving written notice of such resignation to the Board of

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



Directors, or to the President or the Secretary of the Corporation. Unless otherwise specified in such written notice, such resignation shall take effect upon receipt thereof by the Board of Directors or by such officer, and the acceptance of such resignation shall not be necessary to make it effective.

                  Section 3. Removal. Any officer may be removed, either with or without cause, and a successor elected by the Board at any time.

                  Section 4. Vacancies. A vacancy in any office by reason of death, resignation, inability to act, disqualification, or any other cause, may at any time be filled for the unexpired portion of the term by the Board of Directors.

                  Section 5. Duties of Officers. Officers of the Corporation shall, unless otherwise provided by the Board of Directors, each have such powers and duties as generally pertain to their respective offices as well as such powers and duties as may be set forth in these By-Laws, or may from time to time be specifically conferred or imposed by the Board of Directors. The President shall be the chief executive officer of the Corporation.

                  Section 6. Sureties and Bonds. In case the Board of Directors shall so require, any officer, employee or agent of the Corporation shall execute to the Corporation a bond in such sum, and with such surety or sureties as the Board of Directors may direct, conditioned upon the faithful performance of his duties to the Corporation, including responsibility for negligence and for the accounting for all property, funds or securities of the Corporation which may come into his hands.

                  Section 7. Shares of Other Corporations. Whenever the Corporation is the holder of shares of any other corporation, any right or power of the Corporation as such shareholder (including the attendance, acting and voting at shareholders' meetings and execution of waivers, consents, proxies or other instruments) may be exercised on behalf of the Corporation by the President, any Vice President, or such other person as the Board of Directors may authorize.


                                    ARTICLE V

                                 SHARES OF STOCK

                  Section 1. Certificate of Stock. (a) The certificates representing shares of the Corporation shall be in such form as shall be adopted by the Board of Directors, and shall be numbered and registered in the order issued. They shall bear the holder's name and the number of shares, and shall be signed by (i) the Chairman of the Board or the President or a Vice President, and (ii) the Secretary or Treasurer, or any Assistant Secretary or Assistant Treasurer, and may bear the corporate seal.

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





                  (b) No certificate representing shares shall be issued until the full amount of consideration therefor has been paid, except as otherwise permitted by law.

                  (c) The Board of Directors may authorize the issuance of certificates for fractions of a share which shall entitle the holder to exercise voting rights, receive dividends and participate in liquidating distributions, in proportion to the fractional holdings; or it may authorize the payment in cash of the fair value of fractions of a share as of the time when those entitled to receive such fractions are determined; or it may authorize the issuance, subject to such conditions as may be permitted by law, of scrip in registered or bearer form over the signature of an officer or agent of the Corporation, exchangeable as therein provided for full shares, but such scrip shall not entitle the holder to any rights of a shareholder, except as therein provided.

                  Section 2. Lost or Destroyed Certificates. The holder of any certificate representing shares of the Corporation shall immediately notify the Corporation of any loss or destruction of the certificate representing the same. The Corporation may issue a new certificate in the place of any certificate theretofore issued by it, alleged to have been lost or destroyed. On production of such evidence of loss or destruction as the Board of Directors in its discretion may require, the Board of Directors may, in its discretion, require the owner of the lost or destroyed certificate, or his legal representatives, to give the Corporation a bond in such sum as the Board may direct, and with such surety or sureties as may be satisfactory to the Board, to indemnify the Corporation against any claim, loss, liability or damage it may suffer on account of the issuance of the new certificate. A new certificate may be issued without requiring any such evidence or bond when, in the judgment of the Board of Directors, it is proper so to do.

                  Section 3. Transfers of Shares. (a) Transfers of shares of the Corporation shall be made on the share records of the Corporation only by the holder of record thereof, in person or by his duly authorized attorney, upon surrender for cancellation of the certificate or certificates representing such shares, with an assignment or power of transfer endorsed thereon or delivered therewith, duly executed, with such proof of the authenticity of the signature and of authority to transfer and of payment of transfer taxes as the Corporation or its agents may require.

                  (b) The Corporation shall be entitled to treat the holder of record of any share or shares as the absolute owner thereof for all purposes and, accordingly, shall not be bound to recognize any legal, equitable or other


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claim to, or interest in, such share or shares on the part of any other  person, whether or not it shall have express or other notice thereof, except as otherwise expressly provided by law.

                  Section 4. Record Date. In lieu of closing the share records of the Corporation, the Board of Directors may fix, in advance, a date not exceeding fifty days, nor less than ten days, as the record date for the determination of shareholders entitled to receive notice of, or to vote at, any meeting of shareholders, or to consent to any proposal without a meeting, or for the purpose of determining shareholders entitled to receive payment of any dividends, or allotment of any rights, or for the purpose of any other action. If no record date is fixed, the record date for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders shall be at the close of business on the day next preceding the day on which notice is given, or, if no notice is given, the day on which the meeting is held; the record date for determining shareholders for any other purpose shall be at the close of business on the day on which the resolution of the directors relating thereto is adopted. When a determination of shareholders of record entitled to notice of or to vote at any meeting of shareholders has been made as provided for herein, such determination shall apply to any adjournment thereof, unless the directors fix a new record date for the adjourned meeting.


                                   ARTICLE VI

                                    DIVIDENDS

                  Subject to applicable law, dividends may be declared and paid out of any funds available therefor, as often, in such amounts, and at such time or times as the Board of Directors may determine.


                                   ARTICLE VII

                                   FISCAL YEAR

                  The fiscal year of the Corporation shall be fixed by the Board of Directors from time to time, subject to applicable law.


                                  ARTICLE VIII

                                 CORPORATE SEAL

                  The corporate seal, if any, shall be in such form as shall be approved from time to time by the Board of Directors.


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                                   ARTICLE IX

                                   AMENDMENTS

                  Section 1. By Shareholders. All by-laws of the Corporation shall be subject to alteration or repeal, and new ByLaws may be made, by a majority vote of the shareholders at the time entitled to vote in the election of directors.

                  Section 2. By Directors. The Board of Directors shall have power to make, adopt, alter, amend and repeal, from time to time, By-Laws of the Corporation; provided, however, that the shareholders entitled to vote with respect thereto as in this Article IX above-provided may alter, amend or repeal By-Laws made by the Board of Directors, except that the Board of Directors shall have no power to change the quorum for meetings of shareholders. If any By-Law regulating an impending election of directors is adopted, amended or repealed by the Board of Directors, there shall be set forth in the notice of the next meeting of shareholders for the election of directors, the By-Law so adopted, amended or repealed, together with a concise statement of the changes made.

                  Section 3. Certain Amendments. Notwithstanding anything in this Article IX to the contrary, the provisions of these By-Laws with respect to the number, classification, term of office, quorum for meetings, qualifications, election and removal of directors and the filling of vacancies and newly created directorships, and the amendment thereof, that is, Sections 1, 6, 8 and 10 of
Article III and this Article IX, may be amended or repealed or new By-Laws affecting such provisions may be adopted only by the unanimous resolution of the entire Board of Directors or by the affirmative vote of the holders of at least 80% of the outstanding shares of stock of the Corporation entitled to vote for the election of directors (except that if such proposed amendment or repeal or adoption of new By-Laws shall be submitted to the shareholders with the unanimous recommendation of the entire Board of Directors, such provisions may be amended or repealed or such new By-Laws may be adopted by the affirmative vote of the holders of a majority of the outstanding shares, and except that if such proposed amendment or repeal or adoption shall not take effect for a period of three years from the date of such action, such provisions may be amended or repealed or such new By-Laws may be adopted by the affirmative vote of the holders of a majority of such stock or by the majority vote of the entire Board of Directors).


                                    ARTICLE X

                    INDEMNIFICATION OF DIRECTORS AND OFFICERS

                  Section 1. Right of Indemnification. The Corporation shall indemnify to the fullest extent permitted by the Business Corporation Law any

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person (an "indemnitee") made, or threatened to be made, a party to an action or proceeding, whether civil or criminal, including an action by or in the right of the Corporation or any other corporation of any type or kind, domestic or foreign, or any partnership, joint venture, trust, employee benefit plan or other enterprise (a "Proceeding"), which any director or officer of the Corporation served in any capacity at the request of the Corporation, by reason of the fact that he, his testator or intestate, was a director or officer of the Corporation, or served such other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise in any capacity, against judgments, fines, amounts paid in settlement and reasonable expenses, including attorneys' fees actually and necessarily incurred as a result of such action or proceeding, or any appeal therein.

                  The right of indemnification conferred by this By-law shall not be deemed exclusive of any other rights to which an indemnitee may be entitled, whether provided by law or contained in the Certificate of
Incorporation or By-laws, or a resolution of shareholders, a resolution of directors, or an agreement providing for such indemnification or otherwise.

                  Section 2.  Deleted as of April 16, 1990.

                  Section 3. Advancement of Expenses. All reasonable expenses incurred by or on behalf of the indemnitee in connection with any Proceeding shall be advanced from time to time to the indemnitee by the Corporation promptly after the receipt by the Corporation of a statement from the indemnitee requesting such advance, whether prior to or after final disposition of such Proceeding. The advancement or reimbursement of expenses to an indemnitee shall be made within 20 days after the receipt by the Corporation of a request therefor from the indemnitee. Such request shall reasonably evidence the expenses incurred or about to be incurred by the indemnitee and, if required by law at the time of such advance, shall include or be accompanied by an undertaking by or on behalf of the indemnitee to repay the amounts advanced if it should ultimately be determined that the indemnitee is not entitled to be indemnified against such expenses or to retain the sums so advanced.

                  Section 4. Insurance Contracts and Funding. The Corporation may purchase and maintain insurance to protect itself and any person who is, or may become, an officer, director, employee, agent, attorney, trustee or representative (any of the foregoing being herein referred to as a "Representative") of the Corporation or, at the request of the Corporation, a Representative of another corporation or entity, against any expenses, liability or loss asserted against him or incurred by him in connection with any Proceeding in any such capacity or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such expenses, liability or loss under the provisions of this By-law or otherwise. The

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Corporation   may  enter  into  contracts  with  any   Representatives   of  the
Corporation, or any person serving as such at the request of the Corporation for an other corporation or entity, in furtherance of the provisions of this By-law. Such contracts shall be deemed specifically approved and authorized by the shareholders of the Corporation and not subject to invalidity by reason of any interested directors. The Corporation may create a trust fund, grant a security interest or use other means (including, without limitation, a letter of credit)
to  ensure  the  payment  of  such   amounts  as  may  be  necessary  to  effect
indemnification of any person entitled thereto.

                  Section 5. Severability; Statutory Alternative. If any provisions or provisions of this By-law shall be held to be invalid, illegal or unenforceable for any reason whatsoever (a) the validity, legality and enforceability of all of the remaining provisions of this By-law shall not in any way be affected or impaired thereby; and (b), to the fullest extent possible, the remaining provisions of this By-law shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable. In the event that the indemnitee elects, as an alternative to the procedures specified in this By-law, to follow one of the procedures authorized by applicable corporate law or statute to enforce his right to indemnification and notifies the Corporation of his election, the Corporation agrees to follow the procedure so elected by the indemnitee. If in accordance with the preceding sentence, the procedure therefor contemplated herein or the procedure elected by the indemnitee in any specific circumstances (or such election by the indemnitee) shall be invalid or ineffective in bringing about a valid and binding determination of the entitlement of the indemnitee to indemnification, the most nearly comparable procedure authorized by applicable corporate law or statute shall be followed by the Corporation and the indemnitee.

                  Section 6.  Procedure  for  Determination  of  Entitlement  to
Indemnification. (a) To obtain indemnification (except with respect to the advancement of expenses), an indemnitee shall submit to the President or Secretary of the Corporation a written request, including such documentation and information as is reasonably available to the indemnitee and reasonably necessary to determine whether and to what extend the indemnitee is entitled to indemnification (the "Supporting Documentation"). The Secretary of the Corporation shall promptly advise the Board of Directors in writing that the indemnitee has requested indemnification. The determination of the indemnitee's entitlement to indemnification shall be made not later than 60 days after receipt by the Corporation of the written request and Supporting Documentation.

                  (b) The indemnitee's entitlement to indemnification shall be determined in one of the following ways: (i) by a majority vote of the Disinterested Directors (as hereinafter defined) (which term shall mean the


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Disinterested  Director, if there is only one); (ii) by a written opinion of the
Independent  Counsel  (as  hereinafter   defined)  if  (x)  a  majority  of  the
Disinterested  Directors so directs; (y) there is no Disinterested  Director; or
(z) a Change of Control (as hereinafter defined) shall have occurred and the indemnitee so requests, in which case the Disinterested Directors shall be deemed to have so directed; (iii) by the shareholders of the Corporation (but only if a majority of the Disinterested Directors determines that the issue of entitlement of indemnification should be submitted to the shareholders for their determination); or (iv) as provided in Section 7 of this By-law.

                  (c) In the event the determination of entitlement to indemnification is to be made by Independent Counsel pursuant to Section 6(b) of this By-law, a majority of the Disinterested Directors shall select the Independent Counsel, but only an Independent Counsel to which the indemnitee does not reasonably object; provided, however, that if a Change of Control shall have occurred, the indemnitee shall select such Independent Counsel, but only an Independent Counsel to which the Board of Directors does not reasonably object.

                  (d) To the extent required by law or statute, the Corporation shall notify shareholders or any other persons of expenses or other amounts paid by way of indemnification in a timely manner.

                  Section 7. Presumptions and Effect of Certain Proceedings. Except as otherwise expressly provided in this Bylaw, the indemnitee shall be presumed to be entitled to indemnification upon submission of a request for indemnification together with the Supporting Documentation, and thereafter in any determination or review of any determination, and in any arbitration, proceeding or adjudication, the Corporation shall have the burden of proof to overcome that presumption in reaching a contrary determination. In any event, if the person or persons empowered under Section 6(b) of this By-law to determine entitlement to indemnification shall not have been appointed or shall not have made a determination within 60 days after receipt by the Corporation of the request therefor together with the Supporting Documentation, the indemnitee shall be deemed to be entitled to indemnification. In either case, the indemnitee shall be entitled to such indemnification, unless (a) the indemnitee misrepresented or failed to disclose a material fact in making the request for indemnification or in the Supporting Documentation or (b) such indemnification is prohibited by law, in either case as finally determined by adjudication or, at the indemnitee's sole option, arbitration (as provided in Section 8 of this By-law). The termination of any Proceeding, or of any claim, issue or matter therein, by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, adversely affect the right of the indemnitee to indemnification or create any presumption with respect to any standard of conduct or belief or any other matter which might form a basis

                                   By-Laws-13


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for a determination that the indemnitee is not entitled to indemnification. With regard to the right to indemnification for expenses, (a) if and to the extent that the indemnitee has been successful on the merits or otherwise in any Proceeding, or (b) if a Proceeding was terminated without a determination of liability on the part of the indemnitee with respect to any claim, issue or matter therein or without any payments in settlement or compromise being made by the indemnitee with respect to a claim, issue or matter therein, or (c) if and to the extent that the indemnitee was not a party to the Proceeding, the indemnitee shall be deemed to be entitled to indemnification, which entitlement shall not be defeated or diminished by any determination which may be made pursuant to clauses (i), (ii) or (iii) of Section 6(b). The indemnitee shall be presumptively entitled to indemnification in all respects for any act, omission or conduct taken or occurring which (whether by condition or otherwise) is required, authorized or approved by any order issued or other action by any commission or governmental body pursuant to any federal statute or state statute regulating the Corporation.

                  Section 8. Remedies of Indemnitee. (a) In the event that a determination is made pursuant to Section 6 of this By-law that the indemnitee is not entitled to indemnification under this By-law, (i) the indemnitee shall be entitled to seek an adjudication of his entitlement to such indemnification either, at the indemnitee's sole option, in an appropriate court of the State of New York or any other court of competent jurisdiction or, to the extent consistent with law, arbitration to be conducted by three arbitrators (or, if the dispute involves less than $100,000, by a single arbitrator) pursuant to the rules of the American Arbitration Association; (ii) any such judicial Proceeding or arbitration shall be de novo and the indemnitee shall not be prejudiced by reason of such adverse determination; and (iii) in any such judicial Proceeding or arbitration the Corporation shall have the burden of proof that the indemnitee is not entitled to indemnification under this By-law.

                   (b) If a determination shall have been made or deemed to have been made, pursuant to Sections 6 or 7 of this Bylaw, that the indemnitee is entitled to indemnification, the Corporation shall be obligated to pay the amounts constituting such indemnification within five days after such determination has been made or deemed to have been made and shall be conclusively bound by such determination, unless (i) the indemnitee misrepresented or failed to disclose a material fact in making the request for indemnification or in the Supporting Documentation or (ii) such indemnification is prohibited by law, in either case as finally determined by adjudication or, at the indemnitee's sole option, arbitration (as provided in Section 8 (a) of this By-law). In the event that advancement of expenses is not timely made by the Corporation pursuant to this By-law or payment of indemnification has been made or deemed to have been made pursuant to Section 6 or 7 of this By-law, the


                                   By-Laws-14


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indemnitee shall be entitled to seek judicial  enforcement of the  Corporation's
obligations   to  pay  to  the  indemnitee   such   advancement  of  expense  of
indemnification. Notwithstanding the foregoing, the Corporation may bring an action, in an appropriate court in the State of New York or any other court of competent jurisdiction, contesting the right of the indemnitee to receive indemnification hereunder due to an occurrence or circumstance described in subclause (i) of this Section or a prohibition of law (both of which are herein referred to as a "Disqualifying Circumstance"). In either instance, if the indemnitee shall elect, at his sole option, that such dispute shall be determined by arbitration (as provided in Section 8(a) of this By-law), the indemnitee and the Corporation shall submit the controversy to arbitration. In any such enforcement action or other proceeding, whether brought by the
indemnitee   or  the   Corporation,   the   indemnitee   shall  be  entitled  to
indemnification unless the Corporation can satisfy the burden or proof that indemnification is prohibited by reason of a Disqualifying Circumstance.

                   (c) The Corporation shall be precluded from asserting in any judicial Proceeding or arbitration commenced pursuant to this Section 8 that the procedures and presumptions of this By-law are not valid, binding and enforceable and shall stipulate in any such court or before any such arbitrator or arbitrators that the Corporation is bound by all the provisions of this By-law.

                   (d) In the event that the indemnitee, pursuant to this By-law, seeks a judicial adjudication of or an award in arbitration to enforce his rights under, or to recover damages for breach of, this By-law, or is otherwise involved in any adjudication or arbitration with respect to his right to indemnification, the indemnitee shall be entitled to recover from the Corporation, and shall be indemnified by the Corporation against, any expenses actually and reasonably incurred by him if the indemnitee prevails in such judicial adjudication or arbitration and such expenses as are allowed by a court or arbitration or otherwise on an interim basis. If it shall be determined in such judicial adjudication or arbitration that the indemnitee is entitled to receive part but not all of the indemnification or advancement of expenses sought, the expenses incurred by the indemnitee in connection with such judicial adjudication or arbitration shall be prorated accordingly.

                  Section 9. Definitions. For purposes of indemnification under this By-law or otherwise:

                           (a) A  "Change  in  Control"  shall be deemed to have
occurred if (i) any "person", as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934 (the "Act") is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Act), directly or indirectly, of securities of the Corporation representing 20% or more of the combined voting power of the Corporation's then outstanding securities without the prior

                               By-Laws-15
approval of at least two-thirds of the members of the Board of Directors in office immediately prior to such acquisition; (ii) the Corporation is a party to a merger, consolidation, sale of assets or other reorganization, or a proxy contest, as a consequence of which, members of the Board of Directors in office immediately prior to such transaction or event constitute less than a majority of the Board of Directors thereafter; or (iii) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors (including for this purpose any new Director whose election or nomination for election by the Corporation's shareholders was approved by a vote of at least two-thirds of the Directors then still in office who were Directors at the beginning of such period) cease for any reason to constitute at least a majority of the Board of Directors.

                           (b) Disinterested  Director" means a Director of the
Corporation who is not or was not a material party to the Proceeding in respect of which indemnification is sought by the indemnitee.

                           (c) "Independent  Counsel"  means  a  law  firm  or a
member of a law firm that neither presently is, nor in the past five years has been, retained to represent (i) the Corporation or the indemnitee in any matter or (ii) any other party to the Proceeding giving rise to a claim for indemnification under this By-law. Notwithstanding the foregoing, the term "Independent Counsel" shall not include any person who, under the applicable standards of professional conduct then prevailing under the law of the State of New York, would have a conflict of interest in representing either the Corporation or the indemnitee in an action to determine the indemnitee's rights under this By-law.

                  Section 10. Amendments. Article X of the By-Laws may be amended by action of the Board of Directors, without action of the shareholders, but only in a manner consistent with the policy of the Company set forth in the Certificate of Incorporation to indemnify its directors and officers to the fullest extent permitted by law and in order to further implement such policy.

                                   By-Laws-16


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